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EXHIBIT 10.1

CATERPILLAR INC.
1996 STOCK OPTION AND LONG-TERM INCENTIVE PLAN
(Amended and Restated as of 12/31/2000)

Section 1. Purpose

The Caterpillar Inc. 1996 Stock Option and Long-Term Incentive Plan ("Plan") is designed to attract and retain outstanding individuals as directors, officers and key employees of Caterpillar Inc. and its subsidiaries (collectively, the "Company"), and to furnish incentives to such individuals through awards based upon the performance of the Company and its stock. To this end, the Plan provides for grants of stock options, restricted stock, and performance awards, or combinations thereof, to non-employee directors, officers and other key employees of the Company, on the terms and subject to the conditions set forth in the Plan.

Section 2. Shares Subject to the Plan

2.1 Shares Reserved for Issuance

 Twenty-four million shares of Company common stock ("Shares") shall be available for issuance under the Plan either from authorized but unissued Shares or from Shares acquired by the Company, including Shares purchased in the open market. An additional four million Shares authorized but unissued under prior Company stock option plans shall be available for issuance under this Plan.

2.2 Stock Splits/Stock Dividends

In the event of a change in the outstanding Shares of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares, or similar event, the Compensation Committee ("Committee") of the Company's Board of Directors ("Board") shall take any action, which, in its discretion, it deems necessary to preserve benefits under the Plan, including adjustment to the aggregate number of Shares reserved for issuance under the Plan, the number and option price of Shares subject to outstanding options granted under the Plan and the number and price of Shares subject to other awards under the Plan.

2.3 Reacquired Shares

If Shares issued pursuant to the Plan are not acquired by participants because of lapse, expiration or termination of an award, such Shares shall again become available for issuance under the Plan. Shares tendered upon exercise of an option by a Plan participant may be added back and made available solely for future grants under the Plan.

Section 3. Administration

The Committee shall have the authority to grant awards under the Plan to officers and other key employees of the Company. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee also shall have the authority and discretion to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for administration of the Plan.

The Committee shall be composed solely of members of the Board that are outside directors, as that term is defined in Section 162(m) of the Internal Revenue Code. The Committee shall have no authority with respect to non-employee director awards under the Plan.

Section 4. Stock Options

    4.1 Company Employees

           (a) Eligibility

The Committee shall determine Company officers and employees to whom options shall be granted, the timing of such grants, and the number of shares subject to the option; provided that the maximum number of Shares upon which options may be granted to any employee in any calendar year shall be 400,000.

(b) Option Exercise Price

The exercise price of each option shall not be less than 100% of the fair market value of Shares underlying the option at the time the option is granted. The fair market value for purposes of determining the exercise price shall be the mean between the high and low prices at which Shares are traded on the New York Stock Exchange the day the option is granted. In the event this method for determining fair market value is not practicable, fair market value shall be determined by such other reasonable method as the Committee shall select.

(c) Option Exercise

Options shall be exercisable in such installments and during such periods as may be fixed by the Committee at the time of grant. Options that are not incentive stock options as defined in Section 4.1(f) of the Plan shall not be exercisable after the expiration of ten years from the date of grant.

Payment of the exercise price shall be made upon exercise of all or a portion of any option. Such payment shall be in cash or by tendering Shares having a fair market value equal to 100% of the exercise price. The fair market value of Shares for this purpose shall be the mean between the high and low prices at which Shares are traded on the New York Stock Exchange on the date of exercise. Upon exercise of an option, any applicable taxes the Company is required to withhold shall be paid to the Company. Shares to be received upon exercise may be surrendered to satisfy withholding obligations.

        (d) Termination of Employment

The Committee may require a period of continued employment before an option can be exercised. That period shall not be less than one year, except that the Committee may permit a shorter period in the event of termination of employment by retirement or death.

Termination of employment with the Company shall terminate remaining rights under options then held; provided, however, that an option grant may provide that if employment terminates after completion of a specific period, the option may be exercised during a period of time after termination. That period may not exceed sixty months where termination of employment is caused by retirement or death or sixty days where termination results from any other cause. If death occurs after termination of employment but during the period of time specified, such period may be extended to not more than sixty-six months after retirement, or thirty-eight months after termination of employment for any other cause. In the event of termination within two years after a Change of Control as defined in Section 7.2 of the Plan, options shall be exercisable for a period of sixty months following the date of termination or for the maximum term of the option, whichever is shorter. Notwithstanding the foregoing, the Committee may change the post-termination period of exercisability of an option provided that change does not extend the original maximum term of the option.

        (e) Transferability of Options

            (i) Except as otherwise permitted in Section 4.1(e)(ii), options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or the Employee Retirement Income Security Act. Options are exercisable during the holder's lifetime only by the holder, unless the holder becomes incapacitated or disabled, in which case the option may be exercised by the holder's authorized representative. A holder may file with the Company a written designation of beneficiaries with the authority to exercise options in the event of the holder's death.

            (ii) Notwithstanding the provisions of Section 4.1(e)(i), and in addition to the permissible transfers under that provision, options granted to persons at the level of Vice President and above, as well as directors of this corporation and persons retired from those positions, may be transferred to any one or more "Permitted Transferees," as long as those options are not incentive stock options as defined below and are fully vested. Options granted to employees below the level of Vice President may be transferred upon prior approval of the Company's Director of Compensation and Benefits pursuant to the terms of this section.

            (iii) For purposes of Section 4.1(e)(ii), the term "Permitted Transferees" shall mean the members of the group that consists exclusively of the individual to whom the option is granted, the spouse of the individual to whom the option is granted, the lineal descendants of the individuals to whom the option is granted, the spouses of the lineal descendents to whom the option is granted, the lineal descendants of any spouse or former spouse of the individual to whom the option is granted, the spouses of the lineal descendants of any spouse or former spouse of the individual to whom the option is granted, the estate (and any trust that serves a distributive function of an estate) of the Permitted Transferee, all trusts that an individual who is a Permitted Transferee can revoke and all trusts, corporations, partnerships, limited liability companies and other entities in which, directly or indirectly, but for the exercise of a power of appointment or the death of the survivor of the individual who are Permitted Transferees. Each owner of an equitable interest is an individual who is a Permitted Transferee.

        (f) Incentive Stock Options

Incentive stock options, as defined in Section 422 of the Internal Revenue Code, may be granted under the Plan. The decision to grant incentive stock options to particular persons is within the Committee's discretion. Incentive stock options shall not be exercisable after expiration of ten years from the date of grant. The amount of incentive stock options vesting in a particular year cannot exceed $100,000 per option recipient, based on the fair market value of the options on the date of grant; provided that any portion of an option that cannot be exercised as an incentive stock option because of this limitation may be converted by the Committee to another form of option. The Board may amend the Plan to comply with Section 422 of the Internal Revenue Code or other applicable laws and to permit options previously granted to be converted to incentive stock options.

    4.2 Non-Employee Directors

        (a) Terms

Subject to the share ownership requirements, options with a term of ten years and one day are granted to each non-employee director for 4,000 Shares, effective as of the close of each annual meeting of stockholders at which an individual is elected a director or following which such individual continues as a director. Options granted to non-employee directors shall become exercisable by one-third at the end of each of the three successive one-year periods since the date of grant. The exercise price of each option shall be 100% of the fair market value of Shares underlying the option on the date of grant.

        (b) Termination of Directorship

An option awarded to a non-employee director may be exercised any time within 60 months of the date the director terminates such status. In the event of a director's death, the director's authorized representative may exercise the option within 60 months of the date of death, provided that if the director dies after cessation of director status, the option is exercisable within 66 months of such cessation. In no event shall an option awarded to a non-employee director be exercisable beyond the expiration date of that option.

Section 5. Restricted Stock

    5.1 Company Employees

         (a) Eligibility

The Committee may determine whether restricted stock shall be awarded to Company officers and employees, the timing of award, and the conditions and restrictions imposed on the award.

         (b) Terms

During the restriction period, the recipient shall have a beneficial interest in the restricted stock and all associated rights and privileges of a stockholder, including the right to vote and receive dividends, subject to any restrictions imposed by the Committee at the time of grant.

The following restrictions will be imposed on Shares of restricted stock until expiration of the restriction period:

                (i) The recipient shall not be entitled to delivery of the Shares;

                (ii) None of the Shares issued as restricted stock may be transferred other than by will or by the laws of descent and distribution; and

                (iii) Shares issued as restricted stock shall be forfeited if the recipient terminates employment with the Company, except for termination due to retirement after a specified age, disability, death or other special circumstances approved by the Committee.

Shares awarded as restricted stock will be issued subject to a restriction period set by the Committee of no less than two nor more than ten years. The Committee, except for restrictions specified in the preceding paragraphs, shall have the discretion to remove any or all of the restrictions on a restricted stock award whenever it determines such action appropriate. Upon expiration of the restriction period, the Shares will be made available to the recipient, subject to satisfaction of applicable tax withholding requirements.

5.2 Non-Employee Directors

            (a) On January 1 of each year, 400 Shares of restricted stock shall be granted to each director who is not currently an employee of the Company. The stock will be subject to a restriction period of three years from the date of grant. During the restriction period, the recipient shall have a beneficial interest in the restricted stock and all associated rights and privileges of a stockholder, including the right to vote and receive dividends.

The following restrictions will be imposed on restricted stock until expiration of the restricted period:

                (i) The recipient shall not be entitled to delivery of the Shares;

                (ii) None of the Shares issued as restricted stock may be transferred other than by will or by the laws of descent and distribution; and

                (iii) Shares issued as restricted stock shall be forfeited if the recipient ceases to serve as a director of the Company, except for termination due to death, disability, or retirement under the Company's Directors' Retirement Plan.

Upon expiration of the restriction period, the Shares will be made available to the recipient, subject to satisfaction of applicable tax withholding requirements.

            (b) Each January 1st, 350 shares of restricted stock, in addition to shares described in Section 5.2(a), shall be awarded to each director who is not currently and has not been an employee of the Company. Shares awarded under this Section 5.2(b) will be held in escrow until the director terminates service with the Company. During the restriction period, the recipient shall have a beneficial interest in the restricted stock and all associated rights and privileges of a stockholder except as discussed below.

The following restrictions will be imposed on restricted stock awarded under this Section 5.2(b) until it is made available to the recipient:

                (i) The recipient shall not receive dividends on the shares, but an amount equal to such dividends will be credited to the director's stock equivalent account in the Company's Directors' Deferred Compensation Plan;

                (ii) The recipient shall not be entitled to delivery of the shares;

                (iii) None of the shares awarded may be transferred other than by will or by the laws of descent and distribution; and

                (iv) The right to receive shares shall be subordinate to the claims of general creditors of the Company.

Upon termination of service, restricted shares will be made available to the recipient subject to satisfaction of applicable tax withholding requirements; provided, however, that if the recipient has not served on the Board for at least five years at the time of such termination, all restricted shares awarded under this Section 5.2(b) shall be forfeited.

Pursuant to termination of the Company's Directors' Retirement Plan effective December 31, 1996, each director continuing in office was awarded an amount of restricted stock equal to the accumulated value of past pension accruals as determined by the Company's actuary. Those shares will be subject to the same restrictions as shares awarded annually pursuant to this Section 5.2(b).

Section 6. Performance Awards

    6.1 Eligibility and Terms

The Committee may grant awards to officers and other key employees ("Performance Awards") based upon Company performance over a period of years ("Performance Period"). The Committee shall have sole discretion to determine persons eligible to participate, the Performance Period, Company performance factors applicable to the award ("Performance Measures"), and the method of Performance Award calculation.

At the time the Committee establishes a Performance Period for a particular award, it shall also establish Performance Measures and targets to be attained relative to those measures ("Performance Targets"). Performance Measures may be based on any of the following factors, alone or in combination, as the Committee deems appropriate: (i) return on assets; (ii) return on equity; (iii) return on sales; (iv) total shareholder return; (v) cash flow; (vi) economic value added; and (vii) net earnings. Performance Targets may include a minimum, maximum and target level of performance with the size of Performance Awards based on the level attained. Once established, Performance Targets and Performance Measures shall not be changed during the Performance Period; provided, however, that the Committee may eliminate or decrease the amount of a Performance Award otherwise payable to a participant. Upon completion of a Performance Period, the Committee shall determine the Company's performance in relation to the Performance Targets for that period and certify in writing the extent to which Performance Targets were satisfied.

    6.2 Payment of Awards

Performance Awards may be paid in cash, Shares of restricted stock (pursuant to terms applicable to restricted stock awarded to Company employees as described in the Plan) or a combination thereof, as determined by the Committee. Performance Awards shall be made not later than 90 days following the end of the relevant Performance Period. The fair market value of a Performance Award payment to any individual employee in any calendar year shall not exceed $2.5 million. The fair market value of Shares to be awarded shall be determined by the average of the high and low price of Shares on the New York Stock Exchange on the last business day of the Performance Period. Federal, state and local taxes will be withheld as appropriate.

    6.3 Termination

To receive a Performance Award, the participant must be employed by the Company on the last day of the Performance Period. If a participant terminates employment during the Performance Period by reason of death, disability or retirement, a payout based on the time of employment during the Performance Period shall be distributed. Participants employed on the last day of the Performance Period, but not for the entire Performance Period, shall receive a payout prorated for that part of the Performance Period for which they were participants. If the participant is deceased at the time of Performance Award payment, the payment shall be made to the recipient's designated representative.

Section 7. Election to Receive Non-Employee Director Fees in Shares

Effective April 8, 1998, non-employee directors shall have the option of receiving all or a portion of their annual retainer fees, as well as fees for attendance at meetings of the Board and committees of the Board (including any Committee Chairman stipend), in the form of Shares.

The number of Shares that may be issued pursuant to such election shall be based on the amount of cash compensation subject to the election divided by the fair market value of one Share on the date such cash compensation is payable. The fair market value shall be the mean between the high and low prices at which shares are traded on the New York Stock Exchange on payable date.

Shares provided pursuant to the election shall be held in book-entry form by the Company on behalf of the non-employee director. Upon request, the Company shall deliver Shares so held to the non-employee director. While held in book-entry form, the Shares shall have all associated rights and privileges, including voting rights and the right to receive dividends.

Section 8. Change of Control

    8.1 Effect on Grants and Awards

Unless the Committee shall otherwise expressly provide in the agreement relating to a grant or award under the Plan, upon the occurrence of a Change of Control as defined below: (i) all options then outstanding under the Plan shall become fully exercisable as of the date of the Change of Control; (ii) all terms and conditions of restricted stock awards then outstanding shall be deemed satisfied as of the date of the Change of Control; and (iii) all Performance Awards for a Performance Period not completed at the time of the Change of Control shall be payable in an amount equal to the product of the maximum award opportunity for the Performance Award and a fraction, the numerator of which is the number of months that have elapsed since the beginning of the Performance Period through the later of (A) the date of the Change of Control or (B) the date the participant terminates employment, and the denominator of which is the total number of months in the Performance Period; provided, however, that if this Plan shall remain in force after a Change of Control, a Performance Period is completed during that time, and the participant's employment has not terminated, this provision (iii) shall not apply.

    8.2 Change of Control Defined

For purposes of the Plan, a "Change of Control" shall be deemed to have occurred if:

            (a) Any person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15 percent or more of the combined voting power of the Company's then outstanding common stock, unless the Board by resolution negates the effect of this provision in a particular circumstance, deeming that resolution to be in the best interests of Company stockholders;

            (b) During any period of two consecutive years, there shall cease to be a majority of the Board comprised of individuals who at the beginning of such period constituted the Board;

            (c) The shareholders of the Company approve a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

            (d) Company shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

Section 9. Amendment and Termination

The Board may terminate the Plan at any time, except with respect to grants and awards then outstanding. The Board may amend the Plan without shareholder approval, unless such approval is necessary to comply with applicable laws, including provisions of the Exchange Act or Internal Revenue Code.

Section 10. Regulatory Compliance

Notwithstanding any other provision of the Plan, the issuance or delivery of any Shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such Shares. The Company shall not be obligated to issue or deliver any Shares if such issuance or delivery shall constitute a violation of any provision of any law or regulation of any governmental authority or national securities exchange.

Section 11. Effective Date

The Plan shall be effective upon its approval by the Company's stockholders at the 1996 Annual Meeting of Stockholders.

Links:
Section 1. Purpose
Section 2. Shares Subject to the Plan
Section 3. Administration
Section 4. Stock Options
Section 5. Restricted Stock
Section 6. Performance Awards
Section 7. Election to Receive Non-Employee Director Fees in Shares
Section 8. Change of Control
Section 9. Amendment and Termination
Section 10. Regulatory Compliance
Section 11. Effective Date